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                                                                      EXHIBIT 23







We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-72519 and 333-70607) and Registration Statements on Form S-8 (Nos. 333-33819, 333-76537 and 333-85691) of Developers Diversified Realty Corporation, an Ohio corporation ("DDR"), of our report dated March 18, 2003, with respect to the consolidated financial statements of JDN Realty Corporation included in the Current Report on Form 8-K of DDR, as filed with the Securities and Exchange Commission on March 19, 2003 and to the reference to our firm under the caption "Experts" in the Prospectus Supplement to Registration Statement No. 333-72519, as filed with the Securities and Exchange Commission on March 12, 1999.





                              /s/ Ernst & Young LLP


Atlanta, Georgia
March 19, 2003